UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2010

GRIFFON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Griffon Corporation (the “Company”) filed with the Securities and Exchange Commission on October 1, 2010 (the “Original Report”) related to the completion of the Company’s acquisition of Ames True Temper, Inc. and certain affiliated companies (“ATT”) from an affiliate of Castle Harlan, Inc., pursuant to a Stock Purchase Agreement dated as of July 19, 2010.  In response to part (b) of Item 9.01 of the Original Report, the Company stated that it would file the required pro forma financial information by amendment, as permitted by Item 9.01(b)(2) of Form 8-K.  This Form 8-K/A amends the Original Report to include the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(b)      Pro Forma Financial Information

The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2009 and for the nine months ended June 30, 2010 and the unaudited pro forma condensed combined balance sheet as of June 30, 2010, in each case giving effect to the acquisition of ATT, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)      Exhibits

Exhibit
Number	Exhibit Title

99.1	Unaudited Pro Forma Financial Information listed in Item 9.01(b)

99.2	Supplemental Pro Forma Financial Information (Unaudited Pro Forma Financial Information for each of the four quarters in Fiscal 2009 and each of the first three quarters in Fiscal 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 12, 2010	GRIFFON CORPORATION.

	By:	/s/ Douglas J. Wetmore
		Name:	Douglas J. Wetmore
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Unaudited Pro Forma Financial Information listed in Item 9.01(b)

99.2	Supplemental Pro Forma Financial Information (Unaudited Pro Forma Financial Information for each of the four quarters in Fiscal 2009 and each of the first three quarters in Fiscal 2010)